SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2010

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

160 Gould Street, Needham, Massachusetts 02494

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code: (781) 851-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing

(d)

On June 17, 2010, Salary.com, Inc. (the “Company”) issued a press release announcing that The Nasdaq Stock Market (“Nasdaq”) has approved the Company’s application to transfer the listing of its common stock and preferred stock purchase rights from The Nasdaq Global Market to The Nasdaq Capital Market. Because the Company anticipated it would not be in compliance with the requirements for continued listing on The Nasdaq Global Market, the Company voluntarily filed its transfer application on June 11, 2010 and received Nasdaq approval June 14, 2010. The transfer will be effective at the opening of the market on June 17, 2010. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 17, 2010 issued by Salary.com, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: June 17, 2010	By:	/s/ Bryce Chicoyne
Bryce Chicoyne
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 17, 2010 issued by Salary.com, Inc.